Exhibit (10)c.
AMENDMENT TO THE
AMENDED AND RESTATED
GENESCO EMPLOYEE STOCK PURCHASE PLAN
     WHEREAS, Genesco Inc. (the “Company”) maintains the Amended and Restated Genesco Employee Stock Purchase Plan (the “Plan”); and
     WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated June 17, 2007, with The Finish Line, Inc. and Headwind, Inc. (the “Merger Agreement”); and
     WHEREAS, in accordance with the Merger Agreement, the Company desires (i) to suspend Participant contributions to the Plan effective as of September 28, 2007, (ii) to suspend any future Plan Years and enrollment years under the Plan subsequent to September 28, 2007, (iii) to apply accumulated contributions of persons participating in the Plan on September 28, 2007 to purchase Company common stock on such date in accordance with the Plan’s terms and (iv) to terminate the Plan upon the “Effective Time” as defined in the Merger Agreement.
     NOW THEREFORE, effective September 28, 2007, the Company hereby amends the Plan as follows:
1.	Section 2.13 of the Plan is amended in its entirety to read as follows:
     2.13 PLAN YEAR
     The Plan Year shall be coterminous with the fiscal year of Genesco. The enrollment year shall be the first day of October and ending on the last day of September in the following calendar year. The initial enrollment year commenced on October 1, 1995. The 2007 Plan Year (February 1, 2007 to January 31, 2008) and the 2006 enrollment year (October 1, 2006 to September 30, 2007) shall each respectively end on September 28, 2007 and the 2007 Plan Year and the 2006 enrollment year shall be the final Plan Year and enrollment year under this Plan.
2.	A new Section 2.17 is added to the Plan, which shall read as follows:
     2.17 MERGER AGREEMENT
     The Agreement and Plan of Merger by and among The Finish Line, Inc., Headwind, Inc. and Genesco Inc. dated June 17, 2007.
3.	Section 5.1 shall be amended by appending the following sentence to the end of the Section:
     No Participant contributions shall be accepted by the Employer under this Plan after September 28, 2007.

4. The Plan shall terminate upon the “Effective Time” as set forth in the Merger Agreement.
5. Notwithstanding paragraphs 1, 3 and 4 hereof, in the event the Merger Agreement is terminated for any reason, a new “short” Plan Year and enrollment year shall begin, and Participant contributions shall recommence, on the first day of the month following the month in which the termination shall have occurred.
     IN WITNESS WHEREOF, Genesco Inc. has caused this Amendment to the Plan to be executed on this 4th day of September, 2007, by the person named below, to be effective as of September 28, 2007.

GENESCO INC.

By:	/s/ Roger G. Sisson

Name:	Roger G. Sisson

Title:	Senior Vice President, Secretary and General Counsel

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